                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                            ----------------------


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  June 21, 2001

                       Morgan Stanley Dean Witter & Co.
                    --------------------------------------
                    (Exact name of Registrant as specified
                                in its charter)


          Delaware                1-11758                 36-3145972
   -------------------------------------------------------------------------
         (state or other        (Commission            (I.R.S. Employer
         jurisdiction of        File Number)          Identification No.)
         incorporation)


                    1585 Broadway, New York, New York 10036
               ------------------------------------------------
              (Address of principal executive offices)(Zip Code)

      Registrant's telephone number, including area code: (212) 761-4000
                                                          --------------


   -------------------------------------------------------------------------
                (Former address, if changed since last report.)

Item 5.  Other Events
---------------------

On June 21, 2001, Morgan Stanley Dean Witter & Co. (the "Registrant") released financial information with respect to the quarter ended May 31, 2001. A copy of the press release containing such financial information is annexed as Exhibit
99.1 to this Report and by this reference incorporated herein and made a part hereof.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
--------------------------------------------------------------------------

        99.1 Press release of the Registrant dated June 21, 2001 containing financial information for the second quarter ended May 31, 2001.

                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                  MORGAN STANLEY DEAN WITTER & CO.
                                  --------------------------------
                                          (Registrant)

                                  By: /s/ Ronald T. Carman
                                  --------------------------------
                                      Ronald T. Carman
                                      Assistant Secretary


Dated: June 21, 2001

Contact:          Investor Relations                 Media Relations
                  William Pike                       Raymond O'Rourke
                  212-761-0008                       212-761-4262



              MORGAN STANLEY EARNS $930 MILLION IN SECOND QUARTER
                    DESPITE A DIFFICULT MARKET ENVIRONMENT;
                            RETURN ON EQUITY IS 19%


NEW YORK, June 21, 2001 -- Morgan Stanley (NYSE: MWD) today reported net income of $930 million for the quarter ended May 31, 2001 -- a 36 percent decline from $1,458 million in last year's second quarter. Diluted earnings per share were $0.82 -- down 35 percent from $1.26 a year ago.

Second quarter net revenues (total revenues less interest expense and the provision for loan losses) were $6.0 billion -- 15 percent below a year ago. The annualized return on average common equity for the quarter was 19 percent.

Philip J. Purcell, Chairman, and Robert G. Scott, President, said in a joint statement, "During the second quarter, we continued to operate in a difficult environment, especially in the securities segment, where depressed levels of activity in equity underwriting and global M&A adversely affected results. Even so, our firm earned $930 million for the quarter and achieved a 19 percent return on shareholders' equity. We continue to focus on the needs of our clients, gaining efficiencies and building market share in this challenging time. We remain confident that the long-term trends are very positive for global financial services."

In the first six months of fiscal 2001, net income was $2,005 million, 33 percent lower than $3,002 million a year ago./1/ Six-month diluted earnings per share were

/1/ All amounts for the six months ended May 31, 2001 exclude a net after-tax charge of $59 million, or $.05 per share, resulting from the adoption of SFAS 133 on December 1, 2000. See Page F-1 of Financial Summary, Note 1.

$1.76, down 32 percent from last year's $2.60. Net revenues declined 14 percent to $12.4 billion. The annualized return on average common equity was 21 percent for the first six months of the year.


SECURITIES

The Company's securities business posted net income of $635 million, a 42 percent decrease from last year's exceptionally strong second quarter. The decline reflected a much lower level of activity in both the institutional and individual investor businesses. Fixed income was the exception, achieving a record quarter.

 . Institutional sales and trading net revenues of $2.5 billion were 9 percent below a year ago.

   - The outstanding quarter in fixed income was largely due to continued strength in government debt, investment grade debt and commodities trading. Favorable debt market conditions, including the recent round of interest rate cuts in the U.S., and high levels of volatility in energy markets, contributed to the division's strong results.

   - Equity revenues declined from record levels achieved a year ago, primarily as a result of lower volatility, a decline in primary issuance and increased margin pressure.

 .  In investment banking:

   - Advisory revenues were $291 million, down 55 percent from last year's second quarter. The decline resulted primarily from the sharp decrease in global M&A activity that began late last year. Industry-wide, global completed M&A transaction volume fell 58 percent during the second quarter compared to a year ago.

   - Underwriting revenues declined 29 percent from last year's second quarter to $495 million, primarily reflecting a 37 percent decrease in industry-wide global equity new issue volume.

   - Currently, the Company ranks second in announced global M&A transactions with a 24 percent market share, has maintained its leadership position in worldwide equity and equity related issues with a market share of 12 percent, and ranks first in Worldwide and U.S. IPOs./2/

 .  In the individual investor group:

   - Net revenues declined 24 percent to $1.1 billion as retail participation in equity markets fell sharply from last year's levels. Net interest income also declined sharply as a result of lower margin debit balances. Revenues from asset management products and fee-based assets were slightly lower than a year ago.

   - Total client assets of $634 billion were 5 percent lower than a year ago. Client assets in fee-based accounts increased 4 percent from last year's second quarter to $117 billion -- largely due to the acquisition of Quilter Holdings, a U.K.-based investment management business.

   - The number of global financial advisors rose to 14,256 -- an increase of 148 for the quarter and 743 over the past twelve months.

 .  Securities' principal investment activities had negative revenues of $107 million for the second quarter compared with negative revenues of $242 million a year ago.


ASSET MANAGEMENT

Asset management net income was $124 million, 21 percent below last year's second quarter. The decline in earnings resulted from a modest decline in the Company's average assets under management and a continued shift to a lower percentage of equity products in the asset mix.

 . Assets under management declined $21 billion, or 4 percent, from a year ago to $487 billion, entirely due to lower market values.

-------------------
/2/ Source: Thomson Financial Securities Data - January 1 to June 18, 2001.

 . Retail assets of $303 billion were $6 billion lower than the first quarter and $11 billion lower than a year ago. Institutional assets increased $1 billion for the quarter but were $10 billion lower than a year ago -- to stand at $184 billion.

 . The Company had 65 funds rated four or five stars by Morningstar, up from 46 a year ago. Among investment managers, the Company has the second highest number of domestic funds receiving one of Morningstar's two highest ratings. /3/


CREDIT SERVICES

Credit services net income was $171 million, 19 percent lower than the second quarter of 2000 -- reflecting higher net charge-offs and non-interest expenses partially offset by an increase in net interest income.

 . Managed credit card loans rose to a record $50.2 billion at quarter end, an increase of $6.5 billion, or 15 percent, from a year ago. The interest rate spread widened 19 basis points over the same period, largely due to the decline in interest rates that began in the first quarter of the year.

 . Merchant and cardmember fees rose 6 percent to $635 million. Transaction volume increased 7 percent from the second quarter of 2000 to $23.5 billion, driven primarily by higher quarterly sales volume.

 . The credit card net charge-off rate increased to 4.98 percent -- 77 basis points higher than a year ago. The over-30-day delinquency rate was 5.84 percent compared to 5.11 percent a year ago. The increase in both the charge-off and delinquency rates reflected both the continued weakness in the U.S. economy and the aging of cardmember accounts opened after 1998. In addition, accounts with bankruptcy notifications, which are written off 60 days after receipt, trended significantly higher during the quarter.

 . Total non-interest expenses rose 14 percent over a year ago, reflecting increased investments in customer service and collection activities. The ratio of non-interest expenses to average consumer loans, however, was unchanged from a year ago.


                                       7
/3/ As of April 2001.

 . Discover opened 1.4 million new cardmember accounts during the quarter, and enrolled 204,000 new merchant locations -- a 17 percent increase from the second quarter enrollment a year ago.


The Company has repurchased approximately 14 million shares of its common stock since the end of fiscal 2000. The Company also announced that its Board of Directors declared a $0.23 quarterly dividend per common share. The dividend is payable on July 27, 2001 to common shareholders of record on July 6, 2001.

Total capital at May 31, 2001 was $61.3 billion, including $20.4 billion of common and preferred stockholders' equity and preferred securities issued by subsidiaries. Book value per common share was $17.54, based on shares outstanding of 1.1 billion.

Morgan Stanley is a global financial services firm and a market leader in securities, asset management and credit services. With more than 700 offices in 28 countries, Morgan Stanley connects people, ideas and capital to help clients achieve their financial aspirations.


Access this press release on-line @www.morganstanley.com


                                     # # #

                            (See Attached Schedules)


This release may contain forward-looking statements. These statements, which reflect management's beliefs and expectations, are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of the risks and uncertainties that may affect the Company's future results, please see "Certain Factors Affecting Results of Operations" in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Competition and Regulation" under each of "Securities," "Asset Management" and "Credit Services" in Part I, Item 1 in the Company's 2000

Annual Report on Form 10-K and "Management's Discussion and Analysis of Financial Conditions and Results of Operations" in the Company's Quarterly Reports on Form 10-Q for fiscal 2001.


                                                 MORGAN STANLEY DEAN WITTER & CO.
                                                         Financial Summary
                                                 (unaudited, dollars in millions)



                                                                                 Percentage
                                                   Quarter Ended                Change From:       Six Months Ended
                                     ----------------------------------------- -------------- ---------------------------
                                         May 31,      May 31,       Feb 28,    May 31, Feb 28,   May 31,       May 31,    Percentage
                                          2001         2000          2001       2000    2001      2001          2000        Change
                                     ------------- ------------- ------------- ------  ------ ------------  ------------- ----------

Net revenues
      Securities                     $       4,417 $       5,408 $       4,737  (18%)  (7%)  $       9,154  $      11,288    (19%)
      Asset Management                         606           680           655  (11%)  (7%)          1,261          1,329     (5%)
      Credit Services                        1,025         1,000           993    3%    3%           2,018          1,899      6%
                                     ------------- ------------- -------------               -------------  -------------
      Consolidated net revenues      $       6,048 $       7,088 $       6,385  (15%)  (5%)  $      12,433  $      14,516    (14%)
                                     ============= ============= =============               =============  =============

Net income
      Securities                     $         635 $       1,090 $         784  (42%) (19%)  $       1,419  $       2,334    (39%)
      Asset Management                         124           157           149  (21%) (17%)            273            317    (14%)
      Credit Services                          171           211           142  (19%)  20%             313            351    (11%)
                                     ------------- ------------- -------------               -------------  -------------
      Income before cumulative effect
           of accounting change                930         1,458         1,075  (36%) (13%)          2,005          3,002    (33%)
      Cumulative effect of
           accounting change (1)                 0             0           (59)   --     *             (59)             0       *
                                     ------------- ------------- -------------               -------------  -------------
      Consolidated net income        $         930 $       1,458 $       1,016  (36%)  (8%)  $       1,946  $       3,002    (35%)
                                     ============= ============= =============               =============  =============
      Preferred stock dividend
           requirements              $           9 $           9 $           9    --    --   $          18  $          18      --
                                     ============= ============= =============               =============  =============
      Earnings applicable to
           common shares             $         921 $       1,449 $       1,007  (36%)  (9%)  $       1,928  $       2,984    (35%)
                                     ============= ============= =============               =============  =============


Basic earnings per common share
      Income before cumulative effect
           of accounting change      $        0.85 $        1.32 $        0.98  (36%) (13%)  $        1.83  $        2.72    (33%)
      Cumulative effect of
           accounting change         $        0.00 $        0.00 $       (0.05)   --     *   $       (0.05) $        0.00       *
      Net Income                     $        0.85 $        1.32 $        0.93  (36%)  (9%)  $        1.78  $        2.72    (35%)

Diluted earnings per common share
      Income before cumulative effect
           of accounting change      $        0.82 $        1.26 $        0.94  (35%) (13%)  $        1.76  $        2.60    (32%)
      Cumulative effect of
           accounting change         $        0.00 $        0.00 $       (0.05)   --     *   $       (0.05) $        0.00       *
      Net Income                     $        0.82 $        1.26 $        0.89  (35%)  (8%)  $        1.71  $        2.60    (34%)

Average common shares outstanding
      Basic                          1,085,305,558 1,098,245,490 1,089,270,364               1,087,205,706  1,096,007,767
      Diluted                        1,120,687,197 1,145,401,309 1,134,150,225               1,127,129,224  1,146,322,769
Period end common shares outstanding 1,110,061,470 1,124,979,347 1,114,434,549               1,110,061,470  1,124,979,347

Return on common equity (2)                  19.1%         33.0%         22.5%                       20.8%          34.7%

_________________________
(1) Represents the effects of an accounting change adopted in the first quarter of fiscal 2001 with respect to the accounting for derivative instruments and hedging activities associated with SFAS 133.
(2)   Excludes the cumulative effect of accounting change.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                                 MORGAN STANLEY DEAN WITTER & CO.
                                             Consolidated Income Statement Information
                                                 (unaudited, dollars in millions)

                                                                               Percentage
                                                   Quarter Ended              Change From:      Six Months Ended
                                         ------------------------------     -----------------  -------------------
                                          May 31,    May 31,    Feb 28,      May 31,  Feb 28,   May 31,    May 31,   Percentage
                                           2001       2000       2001         2000     2001      2001       2000       Change
                                         --------   --------   --------     -------- --------  --------   --------   ----------
Investment banking                       $    801   $  1,370   $    957      (42%)    (16%)    $  1,758   $  2,705      (35%)
Principal transactions:
      Trading                               2,109      2,496      1,709      (16%)     23%        3,818      4,768      (20%)
      Investments                            (107)      (236)       (46)      55%    (133%)        (153)       195     (178%)
Commissions                                   836        972        849      (14%)     (2%)       1,685      1,956      (14%)
Fees:
      Asset management, distribution
        and administration                  1,040      1,094      1,074       (5%)     (3%)       2,114      2,078        2%
      Merchant and cardmember                 448        453        446       (1%)      --          894        902       (1%)
      Servicing                               476        349        427       36%      11%          903        636       42%
Interest and dividends                      6,950      5,123      7,236       36%      (4%)      14,186      9,872       44%
Other                                         139         91        125       53%      11%          264        183       44%
                                         --------   --------   --------                        --------   --------
      Total revenues                       12,692     11,712     12,777        8%      (1%)      25,469     23,295        9%
Interest expense                            6,413      4,420      6,179       45%       4%       12,592      8,352       51%
Provision for consumer loan losses            231        204        213       13%       8%          444        427        4%
                                         --------   --------   --------                        --------   --------
      Net revenues                          6,048      7,088      6,385      (15%)     (5%)      12,433     14,516      (14%)
                                         --------   --------   --------                        --------   --------

Compensation and benefits                   2,742      3,097      2,851      (11%)     (4%)       5,593      6,505      (14%)
Occupancy and equipment                       232        174        220       33%       5%          452        349       30%
Brokerage, clearing and exchange fees         170        149        160       14%       6%          330        288       15%
Information processing and communications     414        365        395       13%       5%          809        695       16%
Marketing and business development            454        501        499       (9%)     (9%)         953        972       (2%)
Professional services                         296        233        292       27%       1%          588        433       36%
Other                                         275        274        275        --       --          550        547        1%
                                         --------   --------   --------                        --------   --------
      Total non-interest expenses           4,583      4,793      4,692       (4%)     (2%)       9,275      9,789       (5%)
                                         --------   --------   --------                        --------   --------
Income before income taxes and
  cumulative effect of accounting change    1,465      2,295      1,693      (36%)    (13%)       3,158      4,727      (33%)
Income tax expense                            535        837        618      (36%)    (13%)       1,153      1,725      (33%)
                                         --------   --------   --------                        --------   --------
Income before cumulative effect
        of accounting change                  930      1,458      1,075      (36%)    (13%)       2,005      3,002      (33%)
Cumulative effect of
        accounting change (1)                   0          0        (59)       --        *          (59)         0         *
                                         --------   --------   --------                        --------   --------
Net income                               $    930   $  1,458   $  1,016      (36%)     (8%)    $  1,946   $  3,002      (35%)
                                         ========   ========   ========                        ========   ========
Preferred stock dividend requirements    $      9   $      9   $      9        --       --     $     18   $     18        --
                                         ========   ========   ========                        ========   ========
Earnings applicable to common shares     $    921   $  1,449   $  1,007      (36%)     (9%)    $  1,928   $  2,984      (35%)
                                         ========   ========   ========                        ========   ========

Compensation and benefits as a % of
  net revenues                                45%        44%        45%                             45%        45%

________________________
(1) Represents the effects of an accounting change adopted in the first quarter of fiscal 2001 with respect to the accounting for derivative instruments and hedging activities associated with SFAS 133.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.


                                                 MORGAN STANLEY DEAN WITTER & CO.
                                              Securities Income Statement Information
                                                 (unaudited, dollars in millions)


                                                                               Percentage
                                                   Quarter Ended              Change From:       Six Months Ended
                                          -------------------------------  ------------------  --------------------
                                           May 31,    May 31,    Feb 28,    May 31,   Feb 28,   May 31,    May 31,    Percentage
                                            2001       2000       2001       2000      2001      2001       2000        Change
                                          ---------  ---------  ---------  --------- --------  ---------  ---------   ----------
Investment banking                        $     786  $   1,337  $     938    (41%)     (16%)   $   1,724  $   2,628     (34%)
Principal transactions:
     Trading                                  2,109      2,496      1,709    (16%)      23%        3,818      4,768     (20%)
     Investments                               (107)      (242)       (46)    56%     (133%)        (153)       181    (185%)
Commissions                                     828        961        839    (14%)      (1%)       1,667      1,934     (14%)
Asset management, distribution and
 administration fees                            475        490        481     (3%)      (1%)         956        909       5%
Interest and dividends                        6,279      4,341      6,539     45%       (4%)      12,818      8,332      54%
Other                                           135         81        114     67%       18%          249        166      50%
                                          ---------  ---------  ---------                      ---------  ---------
     Total revenues                          10,505      9,464     10,574     11%       (1%)      21,079     18,918      11%
Interest expense                              6,088      4,056      5,837     50%        4%       11,925      7,630      56%
                                          ---------  ---------  ---------                      ---------  ---------
     Net revenues                             4,417      5,408      4,737    (18%)      (7%)       9,154     11,288     (19%)
                                          ---------  ---------  ---------                      ---------  ---------

Compensation and benefits                     2,353      2,741      2,445    (14%)      (4%)       4,798      5,786     (17%)
Occupancy and equipment                         188        134        175     40%        7%          363        271      34%
Brokerage, clearing and exchange fees           127        110        117     15%        9%          244        212      15%
Information processing and communications       266        237        255     12%        4%          521        445      17%
Marketing and business development              127        177        148    (28%)     (14%)         275        329     (16%)
Professional services                           216        164        215     32%        --          431        302      43%
Other                                           166        157        168      6%       (1%)         334        324       3%
                                          ---------  ---------  ---------                      ---------  ---------
     Total non-interest expenses              3,443      3,720      3,523     (7%)      (2%)       6,966      7,669      (9%)
                                          ---------  ---------  ---------                      ---------  ---------
Income before income taxes and
  cumulative effect of accounting change        974      1,688      1,214    (42%)     (20%)       2,188      3,619     (40%)
Income tax expense                              339        598        430    (43%)     (21%)
                                          ---------  ---------  ---------                            769      1,285     (40%)
Income before cumulative effect                                                                ---------  ---------
     of accounting change                       635      1,090        784    (42%)     (19%)
Cumulative effect of                                                                               1,419      2,334     (39%)
     accounting change (1)                        0          0        (46)     --         *          (46)         0        *
                                          ---------  ---------  ---------                      ---------  ---------
Net income                                $     635  $   1,090  $     738    (42%)     (14%)   $   1,373  $   2,334     (41%)
                                          =========  =========  =========                      =========  =========

Compensation and benefits as a % of
 net revenues                                   53%        51%        52%                            52%        51%
Non-compensation expenses as a % of
 net revenues                                   25%        18%        23%                            24%        17%
Profit margin (2)                               14%        20%        17%                            16%        21%

_______________________
(1) Represents the effects of an accounting change adopted in the first quarter of fiscal 2001 with respect to the accounting for derivative instruments and hedging activities associated with SFAS 133.
(2) Net income excluding cumulative effect of accounting change as a % of net revenues.


                                                 MORGAN STANLEY DEAN WITTER & CO.
                                           Asset Management Income Statement Information
                                                 (unaudited, dollars in millions)



                                                                               Percentage         Six Months
                                                       Quarter Ended           Change From:          Ended
                                            -------------------------------  --------------- --------------------
                                             May 31,    May 31,    Feb 28,   May 31, Feb 28,  May 31,    May 31,    Percentage
                                              2001       2000       2001      2000    2001     2001       2000        Change
                                            ---------  ---------  ---------  ------- ------- ---------  ---------   ----------
Investment banking                          $      15  $      33  $      19   (55%)   (21%)  $      34  $      77     (56%)
Principal transactions:
     Investments                                    0          6          0      *      --           0         14        *
Commissions                                         8         11         10   (27%)   (20%)         18         22     (18%)
Asset management, distribution and
 administration fees                              565        604        593    (6%)    (5%)      1,158      1,169      (1%)
Interest and dividends                             17         20         25   (15%)   (32%)         42         34      24%
Other                                               4         10         11   (60%)   (64%)         15         17     (12%)
                                            ---------  ---------  ---------                  ---------  ---------
     Total revenues                               609        684        658   (11%)    (7%)      1,267      1,333      (5%)
Interest expense                                    3          4          3   (25%)     --           6          4      50%
                                            ---------  ---------  ---------                  ---------  ---------
     Net revenues                                 606        680        655   (11%)    (7%)      1,261      1,329      (5%)
                                            ---------  ---------  ---------                  ---------  ---------

Compensation and benefits                         202        214        217    (6%)    (7%)        419        415       1%
Occupancy and equipment                            26         24         26     8%      --          52         47      11%
Brokerage, clearing and exchange fees              43         39         43    10%      --          86         76      13%
Information processing and communications          26         22         24    18%      8%          50         43      16%
Marketing and business development                 41         42         36    (2%)    14%          77         81      (5%)
Professional services                              32         27         28    19%     14%          60         49      22%
Other                                              24         48         33   (50%)   (27%)         57         82     (30%)
                                            ---------  ---------  ---------                  ---------  ---------
     Total non-interest expenses                  394        416        407    (5%)    (3%)        801        793       1%
                                            ---------  ---------  ---------                  ---------  ---------
Income before income taxes                        212        264        248   (20%)   (15%)        460        536     (14%)
Income tax expense                                 88        107         99   (18%)   (11%)        187        219     (15%)
                                            ---------  ---------  ---------                  ---------  ---------
Net income                                  $     124  $     157  $     149   (21%)   (17%)  $     273  $     317     (14%)
                                            =========  =========  =========                  =========  =========


Compensation and benefits as a % of
 net revenues                                     33%        31%        33%                        33%        31%
Non-compensation expenses as a % of
 net revenues                                     32%        30%        29%                        30%        28%
Profit margin (1)                                 20%        23%        23%                        22%        24%

_______________
(1)  Net income as a % of net revenues.


                                                 MORGAN STANLEY DEAN WITTER & CO.
                                           Credit Services Income Statement Information
                                                 (unaudited, dollars in millions)


                                                                             Percentage           Six Months
                                                  Quarter Ended             Change From:             Ended
                                         -------------------------------  ----------------  ----------------------
                                          May 31,    May 31,    Feb 28,    May 31, Feb 28,   May 31,      May 31,     Percentage
                                           2001       2000       2001       2000    2001      2001         2000         Change
                                         ---------  ---------  ---------  -------- -------  ---------    ---------    ----------
Fees:
     Merchant and cardmember             $     448  $     453  $     446    (1%)      --    $     894    $     902       (1%)
     Servicing                                 476        349        427    36%      11%          903          636       42%
                                         ---------  ---------  ---------                    ---------    ---------
     Total non-interest revenues               924        802        873    15%       6%        1,797        1,538       17%

Interest revenue                               654        762        672   (14%)     (3%)       1,326        1,506      (12%)
Interest expense                               322        360        339   (11%)     (5%)         661          718       (8%)
                                         ---------  ---------  ---------                    ---------    ---------
     Net interest income                       332        402        333   (17%)      --          665          788      (16%)

Provision for consumer loan losses             231        204        213    13%       8%          444          427        4%
                                         ---------  ---------  ---------                    ---------    ---------

     Net credit income                         101        198        120   (49%)    (16%)         221          361      (39%)

                                         ---------  ---------  ---------                    ---------    ---------
     Net revenues                            1,025      1,000        993     3%       3%        2,018        1,899        6%
                                         ---------  ---------  ---------                    ---------    ---------

Compensation and benefits                      187        142        189    32%      (1%)         376          304       24%
Occupancy and equipment                         18         16         19    13%      (5%)          37           31       19%
Information processing and communications      122        106        116    15%       5%          238          207       15%
Marketing and business development             286        282        315     1%      (9%)         601          562        7%
Professional services                           48         42         49    14%      (2%)          97           82       18%
Other                                           85         69         74    23%      15%          159          141       13%
                                         ---------  ---------  ---------                    ---------    ---------
     Total non-interest expenses               746        657        762    14%      (2%)       1,508        1,327       14%
                                         ---------  ---------  ---------                    ---------    ---------
Income before income taxes and
  cumulative effect of accounting change       279        343        231   (19%)     21%          510          572      (11%)
Income tax expense                             108        132         89   (18%)     21%          197          221      (11%)
                                         ---------  ---------  ---------                    ---------    ---------
Income before cumulative effect
     of accounting change                      171        211        142   (19%)     20%          313          351      (11%)
Cumulative effect of
     accounting change (1)                       0          0        (13)    --        *          (13)           0         *
                                         ---------  ---------  ---------                    ---------    ---------
Net income                               $     171  $     211  $     129   (19%)     33%    $     300    $     351      (15%)
                                         =========  =========  =========                    =========    =========
Compensation and benefits as a % of
 net revenues                                  18%        14%        19%                          19%          16%
Non-compensation expenses as a % of
 net revenues                                  55%        52%        58%                          56%          54%
Profit margin (2)                              17%        21%        14%                          16%          18%

__________________________________
(1) Represents the effects of an accounting change adopted in the first quarter of fiscal 2001 with respect to the accounting for derivative instruments and hedging activities associated with SFAS 133.
(2) Net income excluding cumulative effect of accounting change as a % of net revenues.


                                                 MORGAN STANLEY DEAN WITTER & CO.
                                           Credit Services Income Statement Information
                                                 (unaudited, dollars in millions)
                                                       (Managed loan basis)

                                                                                 Percentage
                                                   Quarter Ended                Change From:        Six Months Ended
                                          -------------------------------   --------------------  --------------------
                                           May 31,    May 31,    Feb 28,     May 31,    Feb 28,    May 31,    May 31,  Percentage
                                            2001       2000       2001        2000       2001       2001       2000      Change
                                          ---------  ---------  ---------   ---------  ---------  ---------  --------- ----------
Fees:
     Merchant and cardmember              $     635  $     597  $     629       6%        1%      $   1,264  $   1,188     6%
     Servicing                                    0          0          0       --        --              0          0     --
                                          ---------  ---------  ---------                         ---------  ---------
     Total non-interest revenues                635        597        629       6%        1%          1,264      1,188     6%

Interest revenue                              1,745      1,570      1,747      11%        --          3,492      3,021    16%
Interest expense                                730        695        798       5%       (9%)         1,528      1,348    13%
                                          ---------  ---------  ---------                         ---------  ---------
     Net interest income                      1,015        875        949      16%        7%          1,964      1,673    17%

Provision for consumer loan losses              625        472        585      32%        7%          1,210        962    26%
                                          ---------  ---------  ---------                         ---------  ---------
     Net credit income                          390        403        364      (3%)       7%            754        711     6%
                                                                                                  ---------  ---------
                                          ---------  ---------  ---------       3%        3%          2,018      1,899     6%
     Net revenues                             1,025      1,000        993                         ---------  ---------
                                          ---------  ---------  ---------

Compensation and benefits                       187        142        189      32%       (1%)           376        304    24%
Occupancy and equipment                          18         16         19      13%       (5%)            37         31    19%
Information processing and communications       122        106        116      15%        5%            238        207    15%
Marketing and business development              286        282        315       1%       (9%)           601        562     7%
Professional services                            48         42         49      14%       (2%)            97         82    18%
Other                                            85         69         74      23%       15%            159        141    13%
                                          ---------  ---------  ---------                         ---------  ---------
     Total non-interest expenses                746        657        762      14%       (2%)         1,508      1,327    14%
                                          ---------  ---------  ---------                         ---------  ---------
Income before income taxes and
 cumulative effect of accounting change         279        343        231     (19%)      21%            510        572   (11%)
Income tax expense                              108        132         89     (18%)      21%            197        221   (11%)
                                          ---------  ---------  ---------                         ---------  ---------
Income before cumulative effect
    of accounting change                        171        211        142     (19%)      20%            313        351   (11%)
Cumulative effect of
     accounting change (1)                        0          0        (13)      --         *            (13)         0      *
                                          ---------  ---------  ---------                         ---------  ---------
Net income                                $     171  $     211  $     129     (19%)      33%      $     300  $     351   (15%)
                                          =========  =========  =========                         =========  =========

Compensation and benefits as a % of
 net revenues                                   18%        14%        19%                               19%        16%
Non-compensation expenses as a % of
 net revenues                                   55%        52%        58%                               56%        54%
Profit margin (2)                               17%        21%        14%                               16%        18%

_____________________________
(1) Represents the effects of an accounting change adopted in the first quarter of fiscal 2001 with respect to the accounting for derivative instruments and hedging activities associated with SFAS 133.
(2) Net income excluding cumulative effect of accounting change as a % of net revenues.


                                                 MORGAN STANLEY DEAN WITTER & CO.
                                            Financial Information and Statistical Data
                                                            (unaudited)



                                                                                                                Percentage
                                                                            Quarter Ended                      Change From:
                                                               -------------------------------------    --------------------------
                                                                  May 31,      May 31,      Feb 28,        May 31,       Feb 28,
                                                                   2001         2000         2001           2000          2001
                                                               -----------   ----------   ----------    ------------  ------------
MSDW
Total assets (millions)                                        $   497,000   $  418,000   $  450,000         19%           10%
Period end common shares outstanding (millions)                    1,110.1      1,125.0      1,114.4         (1%)           --
Book value per common share                                    $     17.54   $    15.66   $    17.23         12%            2%
Shareholders' equity (millions) (1)                            $    20,419   $   18,510   $   20,150         10%            1%
Total capital (millions) (2)                                   $    61,274   $   46,954   $   51,249         30%           20%
Worldwide employees                                                 62,909       58,131       63,708          8%           (1%)

SECURITIES
      Advisory revenue (millions)                              $       291   $      640   $      450        (55%)         (35%)
      Underwriting revenue (millions)                          $       495   $      697   $      488        (29%)           1%
Institutional Securities
      Sales and trading net revenue (millions) (3)             $     2,537   $    2,790   $    2,564         (9%)          (1%)
      Mergers and acquisitions announced transactions (4)
           MSDW global market volume (billions)                $     185.4   $    671.0   $    109.4
           Rank                                                          2            1            1
      Worldwide equity and related issues (4)
           MSDW global market volume (billions)                $      25.8   $     26.5   $      7.9
           Rank                                                          3            2            4
Individual Investor Group
      Net revenue (millions)                                   $     1,141   $    1,498   $    1,196        (24%)          (5%)
      Global financial advisors                                     14,256       13,513       14,108          5%            1%
      Total client assets (billions)                           $       634   $      669   $      650         (5%)          (2%)
      Fee-based client account assets (billions) (5)           $       117   $      113   $      111          4%            5%

ASSET MANAGEMENT ($ billions)
Assets under management or supervision
Products offered primarily to individuals
      Mutual funds
           Equity                                              $        94   $      106   $       96        (11%)          (2%)
           Fixed income                                                 41           49           46        (16%)         (11%)
           Money markets                                                63           52           63         21%            --
                                                               -----------   ----------   ----------
           Total mutual funds                                          198          207          205         (4%)          (3%)

      ICS Assets                                                        32           28           31         14%            3%
      Separate accounts, unit trust and other arrangements              73           79           73         (8%)           --
                                                               -----------   ----------   ----------
      Sub-total Individual                                             303          314          309         (4%)          (2%)
                                                               -----------   ----------   ----------
Products offered primarily to institutional clients
      Mutual funds                                                      39           35           36         11%            8%
      Separate accounts, pooled vehicle and other arrangements         145          159          147         (9%)          (1%)
                                                               -----------   ----------   ----------
      Sub-total Institutional                                          184          194          183         (5%)           1%
                                                               -----------   ----------   ----------
Total assets under management or supervision                   $       487   $      508   $      492         (4%)          (1%)
                                                               ===========   ==========   ==========

_____________________________
(1) Includes preferred and common equity and preferred securities issued by subsidiaries.
(2) Includes preferred and common equity, preferred securities issued by subsidiaries, capital units and non-current portion of long-term debt.
(3)  Includes principal trading, commissions and net interest revenue.
(4)  Source: Thomson Financial Securities Data-January 1 to June 18, 2001.
(5) Represents the amount of assets in client accounts where the basis of payment for services is a fee calculated on those assets.

                                                 MORGAN STANLEY DEAN WITTER & CO.
                                            Financial Information and Statistical Data
                                                 (unaudited, dollars in millions)


                                                                                 Percentage
                                                    Quarter Ended               Change From:      Six Months Ended
                                            ----------------------------    ------------------   -------------------
                                             May 31,   May 31,   Feb 28,     May 31,   Feb 28,    May 31,    May 31,    Percentage
                                              2001      2000      2001        2000      2001       2001       2000        Change
                                            --------  --------  --------    --------  --------   --------   --------    ----------

CREDIT SERVICES

Owned credit card loans
     Period end                             $ 20,909  $ 22,503  $ 21,739       (7%)     (4%)     $ 20,909   $ 22,503        (7%)
     Average                                $ 21,301  $ 23,456  $ 21,555       (9%)     (1%)     $ 21,426   $ 23,322        (8%)

Managed credit card loans (1)
     Period end                             $ 50,227  $ 43,698  $ 49,493       15%       1%      $ 50,227   $ 43,698        15%
     Average                                $ 49,658  $ 42,957  $ 49,273       16%       1%      $ 49,468   $ 41,993        18%
     Interest yield                           13.34%    13.69%    13.66%    (35 bp)  (32 bp)       13.50%     13.52%      (2 bp)
     Interest spread                           7.49%     7.30%     7.09%     19 bp    40 bp         7.29%      7.16%      13 bp
     Net charge-off rate                       4.98%     4.21%     4.79%     77 bp    19 bp         4.88%      4.43%      45 bp
     Delinquency rate (over 30 days)           5.84%     5.11%     6.34%     73 bp   (50 bp)        5.84%      5.11%      73 bp

     Transaction volume (billions)          $   23.5  $   21.9  $   24.4        7%      (4%)     $   47.9   $   45.4         6%
     Accounts (millions)                        44.7      40.4      43.7       11%       2%          44.7       40.4        11%
     Active accounts (millions)                 24.3      23.1      24.0        5%       1%          24.3       23.1         5%
     Average receivables per average
      active account (actual $)             $  2,052  $  1,868  $  2,050       10%       --      $  2,051   $  1,842        11%
     Securitization gain                    $     49  $     26  $     25       88%      96%      $     74   $     48        54%

_________________________
(1)  Includes owned and securitized credit card loans.